EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement, dated as of November 4, 2010 (this “Agreement”), is entered into by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), each of Parent’s Subsidiaries identified on the signature pages hereto (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and collectively as the “Borrowers”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC (“Foothill”), as administrative agent for the Lenders (in such capacity, the “Agent”), and the lenders named on the signature pages hereto (the “Lenders”).

WHEREAS, Parent, the Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of February 27, 2009, as amended by First Amendment to Credit Agreement, dated as of May 29, 2009, Second Amendment to Credit Agreement, dated as of November 23, 2009, and Third Amendment to Credit Agreement and Consent, dated as of April 21, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Agreement and not defined herein shall have the applicable meanings given to such terms in the Credit Agreement); and

WHEREAS, Parent, the Borrowers, Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended in the following respects:

(a) Section 2.4(e)(ii) of the Credit Agreement is hereby amended by deleting the phrase “(solely with respect to the Real Property Collateral located at 1628 Station Street, Vancouver, British Columbia, Canada)” in each instance in which it appears therein.

(b) Section 4.32 of the Credit Agreement is hereby amended by deleting the phrase “working capital and Capital Expenditure needs of Borrowers” therein and substituting in lieu thereof the phrase “working capital and Capital Expenditure needs of the Loan Parties”.

(c) Section 6.7(b) of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (ii) thereof, (ii) deleting the period at the end of clause (iii) thereof and substituting in lieu thereof the phrase “, or”, and (iii) adding a new clause (iv) thereof to read as follows:

“(iv) the Recapitalization Support Agreement or the FRN Support Agreement if the effect thereof, either individually or in the aggregate, could reasonably (in the reasonable business judgment of Agent) be expected to be adverse to the interests of the Lenders in any material respect.”

(d) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.11 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (other than (a) an aggregate amount of not more than $100,000 at any one time, in the case of Parent and its Subsidiaries (other than those that are CFCs), (b) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s or its Subsidiaries’ employees, and (c) an aggregate amount of not more than $12,000,000 at any one time (in each case, calculated at current exchange rates), in the case of Subsidiaries of Parent that are CFCs) Parent and its Subsidiaries shall not have Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Parent or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.”

(e) Section 7(a) of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

Applicable Amount	Applicable Date
$15,000,000	October 31, 2010
$15,000,000	November 30, 2010
$15,000,000	December 31, 2010
$15,000,000	January 31, 2011
$15,000,000	February 28, 2011
$15,000,000	March 31, 2011
$15,000,000	April 30, 2011
$15,000,000	May 31, 2011
$15,000,000	June 30, 2011
$35,000,000	July 31, 2011
$35,000,000	August 31, 2011

Applicable Amount	Applicable Date
$35,000,000	September 30, 2011
$50,000,000	The last day of each month thereafter

(f) Section 7(b) of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

Applicable Ratio	Applicable Date
0.45:1.0	October 31, 2010
0.45:1.0	November 30, 2010
0.36:1.0	December 31, 2010
0.39:1.0	January 31, 2011
0.60:1.0	February 28, 2011
0.37:1.0	March 31, 2011
0.35:1.0	April 30, 2011
0.35:1.0	May 31, 2011
0.33:1.0	June 30, 2011
0.80:1.0	July 31, 2011
0.80:1.0	August 31, 2011
0.80:1.0	September 30, 2011
1.1:1.0	The last day of each month thereafter”

(g) Section 8 of the Credit Agreement is hereby amended by (i) deleting the period at the end of each of Sections 8.3 and 8.11 thereof and substituting, in each case, a semicolon in lieu thereof, (ii) deleting the word “or” at the end of Section 8.12 thereof, (iii) deleting the period at the end of Section 8.13 thereof and substituting a semicolon in lieu thereof and (iv) adding the following new Sections 8.14 through 8.18 at the end thereof:

“8.14 If any Loan Party or any other Person shall take any steps or actions (other than preparation of preliminary legal documentation and similar preparatory actions) to pursue, or provide any notice to any Person that they intend to pursue, a recapitalization of Parent or any of its Subsidiaries, whether pursuant to a plan of arrangement under the Canada Business Corporations Act (Canada) or otherwise, other than in accordance with the Recapitalization Terms (as defined in the Restructuring Support Agreement as in effect on the Fourth Amendment Effective Date);

8.15 If any of the terms or conditions of any Plan, Interim Order, Final Order (as each such term is defined in the Restructuring Support Agreement as in effect on the Fourth Amendment Effective Date) or other document related thereto are adverse to Agent or the Lender Group in any material respect;

8.16 If (a) any of the events described in Section 10(a)(i) or (ii) of the Restructuring Support Agreement (as in effect on the Fourth Amendment Effective Date) shall not have occurred on or before the dates set forth therein (as either such date may be extended by the Consenting Noteholders (as defined therein), but not in any event by more than 20 days with respect to either such date), (b) Parent or any of its Subsidiaries is required to pursue the completion of the Recapitalization Transaction by way of an Alternative Recapitalization Transaction (as each such term is defined in the Restructuring Support Agreement as in effect on the Fourth Amendment Effective Date) pursuant to Section 6(b) of the Restructuring Support Agreement (as in effect on the Fourth Amendment Effective Date), or (c) if the Recapitalization Transaction (as defined in the Restructuring Support Agreement as in effect on the Fourth Amendment Effective Date) is not consummated on or before April 30, 2011;

8.17 If any Loan Party shall effect an exchange of Senior Floating Rate Notes for other Indebtedness other than on terms reasonably satisfactory to Agent and the Lender Group; or

8.18 If the Restructuring Support Agreement or the FRN Support Agreement shall be terminated for any reason.”

(h) Exhibit B-1 of the Credit Agreement (Form of Borrowing Base Certificate) is hereby amended and restated in its entirety as set forth on Exhibit A to this Agreement.

(i) The definition of “Appraised Value” in Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following immediately prior to the period at the end of such definition:

“, which appraisal, in the case of any Real Property Collateral, shall assume a marketing time not to exceed twelve (12) months”.

(j) The definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Borrowing Base’ means, as of any date of determination, the result of:

(a) the sum of (i) the lesser of (A) $2,500,000 and (B) 75% of the amount of Eligible Foreign Accounts, and (ii) 85% of the amount of Eligible Domestic Accounts, less, in the case of each of clauses (i)(B) and (ii) above, the amount, if any, of the Dilution Reserve, plus

(b) the lowest of (i) $10,000,000, (ii) 65% of the value of Eligible Inventory, (iii) 85% times the most recently determined Net Liquidation Percentage times the book value of Eligible Inventory, and (iv) 120% of the amount of credit availability created by clause (a) above, plus

(c) during the period from the Fourth Amendment Effective Date to the Supplemental Borrowing Base Termination Date, the Supplemental Borrowing Base Amount, minus

(d) the sum of (i) the Bank Product Reserve and (iii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.”

(k) The definition of “EBITDA” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting clause (viii) thereof in its entirety and substituting in lieu thereof the following:

“and (viii) solely with respect to any fiscal period ending during the period from January 1, 2010 through December 31, 2011, non-recurring costs, fees, charges or expenses (including cash severance and restructuring costs) incurred in connection with the Recapitalization Support Agreement, the FRN Support Agreement and the transactions contemplated thereby in an aggregate amount not to exceed $20,000,000 for all fiscal periods ending during the period from January 1, 2010 through December 31, 2011.”

(l) The definition of “Fixed Charges” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and substituting in lieu thereof the following:

“(c) all federal, state and local income taxes paid in cash during such period.”

(m) Clause (o) of the definition of “Permitted Dispositions” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(o) so long as no Default or Event of Default (other than any Designated Default (as defined in the Forbearance Agreement)) shall have occurred and be continuing, any disposition pursuant to a bona-fide, arms-length transaction with a Person that is not an Affiliate of any Loan Party of (i) any of the Real Property or other assets set forth on Schedule P-2 so long as the Net Cash Proceeds received by such Loan Party in connection with such disposition are at least equal to the amount set forth on Schedule P-2 for such Real Property or other assets, and (ii) the Athersys Stock so long as the Net Cash Proceeds received by such Loan Party in connection with such disposition are at least equal to the Market Value of such Stock on the date of such disposition, and”

(n) Clause (l) of the definition of “Permitted Investments” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(l) [Reserved], and”.

(o) The definition of “Permitted Liens” in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (s) thereof, (ii) deleting the word “and” at the end of clause (t) thereof, (iii) re-numbering existing clause (u) thereof as clause (v) thereof, and (iv) inserting a new clause (u) thereof to read as follows:

“(u) Liens granted by one Loan Party in favor of another Loan Party to secure a Permitted Intercompany Advance, and”

(p) The definition of “Specified Real Property Collateral” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Specified Real Property Collateral’ means the Real Property Collateral identified on Schedule R-1.”

(q) The following new definitions are hereby added to Schedule 1.1 to the Credit Agreement in appropriate alphabetical order:

“‘Discounted Value’ means, as of any date of determination with respect to any Specified Intellectual Property, the present value of the Loan Party’s cash flow directly attributable to the licensing of such Specified Intellectual Property and sale of products incorporating such Specified Intellectual Property (in each case, net of any royalty streams paid in connection with such Specified Intellectual Property) during the period from and after the Fourth Amendment Effective Date through the Maturity Date based on an annual discount rate equal to 15%, as such Discounted Value shall be adjusted by Agent from time to time in its Permitted Discretion.”

“‘Forbearance Agreement’ means the Amended and Restated Forbearance Agreement, dated as of November 4, 2010, by and among Parent, Borrowers, Agent and Lenders.”

“‘Fourth Amendment’ means the Fourth Amendment to Credit Agreement, dated as of November 4, 2010, by and among Parent, Borrowers, Agent and Lenders.”

“‘Fourth Amendment Effective Date’ has the meaning assigned to the term “Amendment Effective Date” in the Fourth Amendment.”

“‘FRN Support Agreement’ means that certain Floating Rate Note Support Agreement, dated as of October 29, 2010, between Parent, each of Parent’s Subsidiaries party thereto, and each holder of Senior Floating Rate Notes party thereto.

“‘Market Value’ means, as of any date of determination, the market value of the common Stock of Athersys, Inc. owned by Parent (the “Athersys Stock”) determined by Agent as follows:

(a) if the Athersys Stock is listed on a national securities exchange or other generally recognized market which has its trading prices published on a daily basis in The Wall Street Journal, the Athersys Stock shall be valued at its last sales price on the date of determination on the largest national securities exchange or other market, as the case may be, on which the Athersys Stock shall have traded on such date, or, if trading in the Athersys Stock on such exchange or other market, as the case may be, was reported on the consolidated tape, the last sales price on the consolidated tape (or, in the event that the date of determination is not a date upon which a national securities exchange or other market, as the case may be, on which the Athersys Stock is listed was open for trading, on the last prior date on which such a national securities exchange of other market, as the case may be, was so open); and

(b) in all other cases, the Athersys Stock shall be assigned fair market value as Agent may determine in its Permitted Discretion.”

“‘Recapitalization Support Agreement’ means that certain Recapitalization Support Agreement, dated as of October 29, 2010, between Parent, each of Parent’s Subsidiaries party thereto, and each holder of Senior Subordinated Notes party thereto.

“‘Risk Adjusted Value’ means, as of any date of determination with respect to any Specified Intellectual Property, the product of (a) the Discounted Value and (b) the Risk Adjustment (expressed as a percentage) set forth on Schedule S-3 with respect to such Specified Intellectual Property, as such Risk Adjustment may be adjusted by Agent from time to time in its Permitted Discretion.”

“‘Specified Intellectual Property’ means the intellectual property set forth on Schedule S-3.”

“‘Supplemental Borrowing Base Amount’ means the lesser of (a) $10,000,000 and (b) the sum of (i) the lesser of (A) $6,250,000 and (B) 50% of the Appraised Value of the Specified Real Property Collateral (to the extent that the Loan Parties have delivered an appraisal of such Specified Real Property on or after October 1, 2010), less the amount, if any, of reserves established by Agent for potential environmental remediation costs relating to such Specified Real Property Collateral, plus (ii) 50% of the Market Value of the common Stock of Athersys, Inc. owned by Parent to the extent that Agent has a first priority Lien perfected by “control” (as defined in the Code) on such Stock, plus (iii) the lesser of (A) 5% of the Risk Adjusted Value of the Specified Intellectual Property and (B) $3,000,000.”

“‘Supplemental Borrowing Base Termination Date’ means the earlier to occur of the consummation of the Recapitalization Transaction (as defined in the Restructuring Support Agreement as in effect on the Fourth Amendment Effective Date) and April 30, 2011.”

(r) Schedule P-2 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule P-2 attached as Exhibit B to this Agreement.

(s) Schedule S-3 to the Credit Agreement is hereby added to the Credit Agreement as set forth on Exhibit C to this Agreement.

(t) Schedule 4.11 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 4.11 attached as Exhibit D to this Agreement.

(u) Clauses (m) and (n) of Schedule 5.1 to the Credit Agreement are hereby amended and restated in their entirety to read as follows:

Within 5 Business Days of the effective date thereof,	(m) copies of any amendments, modifications, waivers or other changes to any Indenture Document, the Restructuring Support Agreement or the FRN Support Agreement.

Promptly after receipt or delivery thereof,

(n)    copies of any notices, reports or other written correspondence (including, without limitation, any motions, applications or other documents that any Loan Party or any other Person intends to file with any court or other Governmental Authority) that any Loan Party receives from or sends to any Person in connection with any Indenture Document, the Restructuring Support Agreement or the FRN Support Agreement, and

(v) Clauses (b) through (g) of Schedule 5.2 to the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Weekly (no later than Tuesday of each week) at all times that the Revolver Usage exceeds $5,000,000

(b)    a Borrowing Base Certificate as of the close of business on Friday of the previous week,

(c)    a detailed aging, by total, of the Loan Parties’ Accounts as of the close of business on Friday of the previous week, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format), and

(d)    a detailed Inventory system/perpetual report as of the close of business on Friday of the previous week, together with a reconciliation to the Loan Parties’ general ledger accounts (delivered electronically in an acceptable format).

Monthly (no later than the 10th Business Day after each month) at all times that the Revolver Usage is less than or equal $5,000,000

(e)    a Borrowing Base Certificate,

(f)    a detailed aging, by total, of the Loan Parties’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format), and

(g)    a detailed Inventory system/perpetual report together with a reconciliation to the Loan Parties’ general ledger accounts (delivered electronically in an acceptable format).”

(w) Clause (q) of Schedule 5.2 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(q) an appraisal of Borrowers’ Equipment and Real Property Collateral, conducted by a third party appraiser acceptable to Agent, the results of which shall be satisfactory to Agent and be reflected by, in the case of appraisals of the Specified Real Property Collateral, appropriate adjustments to the Supplemental Borrowing Base Amount,”.

(x) Clause (m) of Schedule 5.2 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(q) (i) a report regarding the Loan Parties’ cash flow for the prior fiscal quarter directly attributable to the Specified Intellectual Property, together with such supporting details as Agent may reasonably request, all in form and substance satisfactory to Agent and (ii) an analysis of the Loan Parties’ Inventory constituting custom made products, and,”.

2. Conditions to Effectiveness. This Agreement shall become effective (the “Amendment Effective Date”) when all of the following conditions have been satisfied:

(a) Agent shall have received a copy of this Agreement duly executed by Parent, the Borrowers and the Lenders;

(b) Agent shall have received a copy of the First Amendment to Intercompany Subordination Agreement set forth as Exhibit E to this Agreement duly executed by the Loan Parties;

(c) Agent shall have received a copy of the Consent and Affirmation set forth as Exhibit F to this Agreement duly executed by the Guarantors;

(d) Agent shall have received fully executed copies of the Recapitalization Support Agreement and the FRN Support Agreement;

(e) as of the Amendment Effective Date, the representations and warranties of Parent and the Borrowers herein, in Section 4 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default (other than any Designated Default (as defined in the Forbearance Agreement)) shall have occurred and be continuing on the Amendment Effective Date or would result from this Agreement becoming effective in accordance with its terms;

(f) the Borrowers shall have paid to Agent a fully earned and nonrefundable amendment fee equal to $300,000;

(g) the Borrowers shall have paid all Lender Group Expenses incurred in connection with (i) the preparation, execution and delivery of this Agreement and (ii) the transactions evidenced hereby and by the other Loan Documents, and the Borrowers shall have paid all fees due and payable pursuant to this Agreement and the other Loan Documents; and

(h) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

3. Representations and Warranties. Parent and each of the Borrowers represents and warrants as follows:

(a) As to each such Person, the execution, delivery and performance by such Person of this Agreement, and the performance by such Person of the Credit Agreement as amended hereby, have been duly authorized by all necessary action on the part of such Person, and such Person has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and by the Credit Agreement as amended hereby.

(b) This Agreement, and the Credit Agreement as amended hereby, is the legally, valid and binding obligations of each such Person, enforceable against each such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default (other than the Designated Defaults) has occurred and is continuing on and as of the Amendment Effective Date, or would result from this Agreement becoming effective in accordance with its terms.

4. Release. Parent and each of the Borrowers may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. Agent, the Lenders, Parent and the Borrowers desire to resolve each and every one of such Claims in conjunction with the execution of this Agreement and thus Parent and each of the Borrowers makes the releases contained in this Section 4. In consideration of Agent and the Lenders entering into this Agreement, Parent and each of the Borrowers hereby fully and unconditionally releases and forever discharges each of Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, Affiliates, attorneys, agents and representatives, (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, up to and including the date on which this Agreement is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Parent or any Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Agreement is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Agreement is executed, regarding or relating to the Credit Agreement, any of the Loan Documents, the Advances or any of the other Obligations, including administration or enforcement thereof (collectively, the “Claims”). Parent and each of the Borrowers represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by Parent or any of the Borrowers against the Released Parties which is not released hereby. Parent and each of the Borrowers represents and warrants that the foregoing constitutes a full and complete release of all Claims.

5. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement. To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver or an amendment of any right, power or remedy of Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Subsequent Financing. In the event that any of the Loan Parties require debtor-in-possession or other financing in connection with any insolvency proceeding contemplated by the Recapitalization Support Agreement or otherwise and such financing is provided by Agent and the Lenders, it is the intent of the parties hereto that the Loans and other extensions of credit under the Credit Agreement be converted into all or a portion of such financing. The immediately preceding sentence is a declaration of intent, does not constitute, nor shall it be deemed to be or construed as, a commitment by Agent or any Lender to provide or of any party to enter into any such financing and shall not be binding on any party. Any commitment by Agent or any Lender to provide or of any party to enter into such financing (including any agreement to convert all or any portion of the Loans and other extensions of credit under the Credit Agreement into a portion of such new financing) shall be subject to the further negotiation of the parties and the execution and delivery of binding documentation regarding such commitment.

(c) No Waiver. Reference hereby is made to the Amended and Restated Forbearance Agreement, dated as of the date hereof (the “Forbearance Agreement”), by and among the Borrowers and Agent. Parent and the Borrowers acknowledge that the Designated Defaults have occurred and are continuing, and that nothing in this Agreement shall operate as a waiver of the Designated Defaults or an amendment to the Forbearance Agreement, which agreement is in full force and effect.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(e) Headings. Headings and numbers have been set forth herein for convenience only.

(f) Amendment as Loan Document. The Borrowers each hereby acknowledge and agree that this Agreement constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by Parent or any Borrower under or in connection with this Agreement shall have been not true and correct in all material respects when made, or (ii) Parent or any Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

(g) Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) Waiver of Jury Trial. PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ANGIOTECH PHARMACEUTICALS, INC.,
as Parent

By:	/s/ Jay Dent
Title: SVP, Finance

AFMEDICA, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH AMERICA, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH BIOCOATINGS CORP.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH PHARMACEUTICALS (US), INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

B.G. SULZLE, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

MANAN MEDICAL PRODUCTS, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

MEDICAL DEVICE TECHNOLOGIES, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

NEUCOLL, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

QUILL MEDICAL, INC.,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

SURGICAL SPECIALTIES CORPORATION,
as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and as a Lender

By:	/s/ Dennis J. Rebman
Title: Vice President

CONSENT AND REAFFIRMATION

The parties hereto (each, individually, a “Guarantor” and, collectively, the “Guarantors”) each hereby (i) acknowledges receipt of a copy of the Fourth Amendment to Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement, dated as of February 27, 2009, (as amended through and including the date of the Amendment), by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereto (the “Borrowers”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC, as the arranger and administrative agent for the Lenders (in such capacity, the “Agent”), and the lenders named on the signature pages thereto (the “Lenders”)), (ii) consents to Parent’s and each Borrower’s execution and delivery of the Amendment; (iii) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (iv) reaffirms its obligations under each of the other Loan Documents to which it is a party (collectively, the “Reaffirmed Loan Documents”). Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor reaffirms and acknowledges that its right to receive notices in the future are limited by the waivers set forth in Section 6 of that certain General Continuing Guaranty, dated as of February 27, 2009, by and among the Guarantors and the Agent, and nothing contained in this Consent and Reaffirmation shall be deemed to alter such waivers.

Each of the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. Agent, the Lenders and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Consent and Reaffirmation and thus each of the Guarantors makes the releases contained in this paragraph. In consideration of Agent and the Lenders entering into the Amendment, each of the Guarantors hereby fully and unconditionally releases and forever discharges each of Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, Affiliates, attorneys, agents and representatives (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, up to and including the date on which this Consent and Reaffirmation is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Consent and Reaffirmation is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Consent and Reaffirmation is executed, regarding or relating to the Credit Agreement, any of the Loan Documents, the Advances or any of the other Obligations, including administration or enforcement thereof (collectively, the “Claims”). Each of the Guarantors represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Guarantors against the Released Parties which is not released hereby. Each of the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

The undersigned further agree that after giving effect to the Amendment, each Reaffirmed Loan Document shall remain in full force and effect.

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IN WITNESS WHEREOF, each Guarantor has executed this Consent and Reaffirmation on and as of the date of the Amendment.

ANGIOTECH PHARMACEUTICALS, INC., a corporation organized under the laws of the Province of British Columbia, Canada

By:	/s/ Jay Dent
Title: SVP, Finance

0741693 B.C. LTD., a corporation organized under the laws of the Province of British Columbia, Canada

By:	/s/ Jay Dent
Title: President

ANGIOTECH FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH INTERNATIONAL HOLDINGS, CORP., a corporation organized under the laws of the Province of Nova Scotia, Canada

By:	/s/ Jay Dent
Title: President